Exhibit 19 under Form N-1A
                                          Exhibit 24 under Item 601/Reg. S-K

                                POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of WESMARK FUNDS ...... and the Deputy
General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE



/S/JOHN F. DONAHUE                  Chairman and Trustee        March 19, 1998
---------------------------------
John F. Donahue                       (Chief Executive Officer)



/S/EDWARD C. GONZALES               President and Treasurer     March 19, 1998
---------------------------------
Edward C. Gonzales                     and Trustee
                                       (Principal Financial and
                                       Accounting Officer)



/S/THOMAS G. BIGLEY                 Trustee                     March 19, 1998
Thomas G. Bigley



/S/NICHOLAS P. CONSTANTAKIS         Trustee                     March 19, 1998
Nicholas P. Constantakis



/S/JOHN T. CONROY, JR.              Trustee                     March 19, 1998
---------------------------------
John T. Conroy, Jr.



/S/WILLIAM J. COPELAND              Trustee                     March 19, 1998
William J. Copeland

SIGNATURES                          TITLE                                 DATE



/S/JAMES E. DOWD                    Trustee                     March 19, 1998
James E. Dowd



/S/LAWRENCE D. ELLIS, M.D.          Trustee                     March 19, 1998
---------------------------------
Lawrence D. Ellis, M.D.



/S/EDWARD L. FLAHERTY, JR.          Trustee                     March 19, 1998
---------------------------------
Edward L. Flaherty, Jr.



/S/PETER E. MADDEN                  Trustee                     March 19, 1998
Peter E. Madden



/S/JOHN E. MURRAY, JR.              Trustee                     March 19, 1998
---------------------------------
John E. Murray, Jr.



/S/WESLEY W. POSVAR                 Trustee                     March 19, 1998
Wesley W. Posvar



/S/MARJORIE P. SMUTS                Trustee                     March 19, 1998
Marjorie P. Smuts




Sworn to and subscribed before me this 19TH   day of MARCH   , 1998




/S/CHERI S. GOOD
Cheri S. Good

Notarial Seal
Cheri S. Good, Notary Public
Pittsburgh, Allegheny County
My Commission Expires Nov. 19, 2001
Member, Pennsylvania Association of Notaries